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                                                                  Exhibit 10.18

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

     AGREEMENT made this 10th day of December, 1996, by and between FLEET NATIONAL BANK, a national banking association with an office located at 111 Westminster Street, Providence, Rhode Island (the "Lender") and HANOVER CAPITAL PARTNERS, LTD.., a New York corporation with its principal place of business located at 90 West Street, New York, New York (the "Borrower").

                                 I. DEFINITIONS
                                 --------------

     1.01. CERTAIN DEFINED TERMS. In addition to the definitions contained in the foregoing recital clause, the following terms shall have the meanings provided below:

          "ADVANCE" OR "ADVANCES" means the loans and advances made under this Agreement on a revolving basis according to the Borrowing Base.


          "AGREEMENT" means this Agreement, as amended from time to time.

          "BORROWING BASE" means Receivables under One Hundred Twenty (120) days, Contracts in Progress and Selected Contracts in Progress.

          "BORROWING BASE FORMULA" means Eighty percent (80%) of the advance rate of the Receivables under One Hundred Twenty (120) days, Forty percent (40%) of the advance rate of the Contracts in Progress and Fifty-Five percent (55%) of the advance rate of the Selected Contracts in Progress.

          "BURCHETT" means John A. Burchett.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" shall have the meaning ascribed to such term in the Security Agreement.

          "CONTRACTS IN PROGRESS" means contracts of the Borrower less than Five Hundred Thousand Dollars ($500,000.00).

          "DEFAULT" means any of the events specified in Article VII hereof which with the passage of time or giving of notice or both would constitute an Event of Default.

          "EVENT OF DEFAULT" means an Event of Default described in Article VII hereof.



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          "GAAP" means generally accepted accounting principles in the United
States.

          "GUARANTORS" shall mean John A. Burchett, Hanover Capital Securities, Inc., Hanover Capital Mortgage Corporation, Hanover Joint Ventures, Inc., Hanover Capital Advisors, Inc. and Hanover Capital Mortgage Fund, Inc.

          "GUARANTY." shall mean the Guaranty of each of the Guarantors dated of even date.

          "INDEBTEDNESS" means, for the Borrower (i) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services the payment or collection of which the Borrower has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which the Borrower is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person; or otherwise to assure a creditor against loss,
(iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such indebtedness or obligations and (iv) capitalized lease obligations of the Borrower.

          "LOAN ACCOUNT" means the account evidencing the Advances into which the Lender shall record all appropriate debits and credits.

          "NOTE" shall mean the Borrower's reducing revolver note in the form attached hereto as Exhibit A, which Note is hereby incorporated herein by reference and made a part hereof.

          "NOTICE OF BORROWING," means a notice substantially in the form of EXHIBIT B attached hereto.

          "OBLIGATIONS" means all obligations and all liabilities of the Borrower under this Agreement, the Note and the Security Documents.

          "PERMITTED ENCUMBRANCES" shall mean those encumbrances, if any, permitted by the Lender on the property of the Borrower as set forth in EXHIBIT C attached hereto and incorporated herein by reference.


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          "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "RECEIVABLES" means all accounts, contract rights, instruments, documents, chattel paper and general intangibles (including, without limitation, choses in action, tax refunds, and insurance proceeds) of the Borrower; any other obligations or indebtedness owed to the Borrower from whatever source arising; all rights of the Borrower to receive any payments in money or kind; and all of the foregoing, whether now existing or hereafter created or acquired or in which the Borrower may now have or hereafter acquire an interest.

          "REVOLVING LOAN CEILING" means an amount equal to the LESSER of the Borrowing Base subject to the Borrowing Base Formula or: (i) Two Million Dollars ($2,000,000.00) from the date hereof through December 31, 1996, (ii) One Million Eight Hundred Fifty Thousand Dollars ($1,850,000.00) from January 1,1997 through June 30,1997, (iii) One Million Seven Hundred Thousand Dollars ($1,700,000.00) from July 1,1997 through December 31, 1997, (iv) One Million Five Hundred Fifty Thousand Dollars ($1,550,000.00) from January 1,1998 through June 30,1998, (v) One Million Four Hundred Thousand Dollars ($1,400,000.00) from July 1,1998 through December 31, 1998, (vi) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) from January 1,1999 through June 30,1999, and (vii) One Million One Hundred Thousand Dollars ($1,100,000.00) from July 1,1999 through December 31, 1999.

          "SECURITY AGREEMENT" means the Security Agreement by and between the Borrower and the Lender dated even date.

          "SECURITY DOCUMENTS" means the Security Agreement, the Guaranty and any other agreement or instrument now or hereafter securing the Note.

          "SUBSIDIARIES" means Hanover Capital Securities, Inc., Hanover Capital Mortgage Corporation, Hanover Joint Ventures, Inc., Hanover Capital Advisors, Inc. and Hanover Capital Mortgage Fund, Inc.

          "SELECTED CONTRACTS IN PROGRESS" means contracts of the Borrower evidenced in writing and in excess of Five Hundred Thousand Dollars ($500,000.00), and approved by the Lender.

          "TARGET BALANCE AGREEMENT" shall mean the target balance agreement in the form attached hereto as EXHIBIT D, which Target Balance Agreement is hereby


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incorporated herein by reference and made a part hereof.

     1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of all financial data submitted pursuant to this Agreement and prepared in accordance with GAAP.

                                II. GENERAL TERMS
                                -----------------

     2.01. REVOLVING LOAN. During the term of this Agreement, the Lender agrees to make Advances in amounts which in the aggregate at any single time during said term shall not exceed the Revolving Loan Ceiling; provided that the Lender's agreement to make Advances shall terminate immediately and all future Advances shall be at the sole discretion of the Lender if (a) there shall have occurred or there shall exist an event that constitutes a Default or an Event of Default or (b) there exists a default under any other agreement between the Lender and the Borrower. The Advances shall be evidenced by the Borrower's Loan Account, in which the Lender shall record all appropriate debits and credits as provided herein, and by the Note.

     2.02. LOAN ACCOUNT. Within the limit of the Revolving Loan Ceiling, upon request by the Borrower for Advances, which include funds advanced under the Target Balance Agreement (which will be in multiples of One Thousand Dollars ($1,000.00) or the unadvanced balance of the maximum amount of the then-existing Revolving Loan Ceiling, whichever is less), the Lender will enter such Advances when made to the Borrower as debits in the Borrower's Loan Account. The Lender will also record in the Loan Account, in accordance with customary accounting practice, all other charges, expenses and other items properly chargeable to the Borrower, all payments by the Borrower and other appropriate debits and credits. The debit balance in the Loan Account shall reflect the amount of the Borrower's indebtedness to the Lender, and whatever interest or charges may be due from time to time. The Loan Account shall be prima facie evidence as to all such indebtedness and other amounts; PROVIDED, HOWEVER, that the failure of the Lender to record any amount shall not limit or otherwise affect the obligations of the Borrower to repay each Advance made or effected hereunder together with interest thereon.

     2.03. STATEMENTS. The Lender shall render a monthly statement of account to the Borrower which shall be considered correct, accepted by and binding on the Borrower, unless it notifies the Lender of any changes or corrections within thirty (30) days of the sending of such statement.

     2.04. REPAYMENTS OF PRINCIPAL AND INTEREST. The Borrower promises to repay


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to the Lender the Advances, together with interest thereon, in the amount and according to the payment schedule set forth in the Note.

     2.05. FORM OF PAYMENTS. All payments (including prepayments) by the Borrower on account of principal, interest or any other fee, reimbursement or other charge due under this Agreement shall be made to the Lender at its principal place of business prior to 2:00 p.m., on the date of payment in immediately available funds.

     2.06. TERMINATION. This Agreement shall terminate on December 31, 1999, and as of the close of business on that date, the then outstanding debit balance in the Borrower's Loan Account shall automatically become due and payable unless this Agreement shall be extended by the Lender in writing.

     2.07. BORROWING PROCEDURE. In the event that the Target Balance Agreement is NOT in effect during any portion of this Agreement, then whenever the Borrower desires to borrow under this Agreement, it shall deliver to the Lender a Notice of Borrowing (which may be telephonic confirmed promptly in writing) no later than 11:00 a..m. (Providence, Rhode Island time). The Notice of Borrowing shall specify (a) the proposed funding date and (b) the amount of the proposed Advance. The Lender shall not incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith and, upon the funding of an Advance by the Lender in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have borrowed such Advance hereunder. Notwithstanding the foregoing, it shall be agreed by and between the parties that the terms of the Target Balance Agreement shall be in effect simultaneous with the execution of this Agreement.

     2.08. DISBURSEMENT OF FUNDS. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.07 hereof (or a telephonic notice in lieu thereof) with respect to an Advance, the Lender shall, subject to Section 2.01 hereof, make the Advance available to the Borrower on such funding date by causing an amount of same day funds equal to such Advance to be credited to the account of the Borrower at the office of the Lender.

     2.09. USE OF PROCEEDS. The borrowing under this Agreement shall be used primarily for Borrower's short-term working capital requirements.

     2.10. SECURITY FOR THE NOTE. The Note shall be secured by the Security Documents and by such additional security as shall be agreed to by the Lender and the Borrower from time to time.


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     2.11. PARTICIPATIONS. The Lender reserves the right without notice to the
Borrower to sell participations in the Advances, in whole or in part, provided that the Borrower's rights under this Agreement will not be modified thereby. Furthermore, the Lender shall have the right to make available to actual or potential participants all financial information, public or non-public, that the Lender receives from the Borrower.

                       III. REPRESENTATIONS AND WARRANTIES
                       -----------------------------------

     To induce the Lender to enter into this Agreement and make the Advances, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Advances) that:

     3.01. FINANCIAL STATEMENTS. All financial statements previously furnished by the Borrower to the Lender have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods, are complete and correct, and fully and accurately reflect the financial condition of the Borrower as of said dates, and the results of its operations for the periods stated. To the best of the Borrower's knowledge and belief, the Borrower does not have any contingent obligations, liabilities for taxes, unusual long-term commitments or lease commitments except as specifically mentioned in such financial statements or the notes thereto. Since the date of the most recent financial statements submitted to Lender there has been no material adverse change in the financial condition of the Borrower, and since that date no dividends or other distributions have been declared or paid or made to the stockholders of the Borrower.

     3.02. ORGANIZATION AND QUALIFICATION. The Borrower (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has the corporate power and authority to own its properties and to carry on business as now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary and (iii) has the corporate power to execute and deliver this Agreement, to borrow hereunder and to execute and deliver to the Lender the Note, the Security Documents and any other instruments required hereunder.

     3.03. NO CONFLICT. (a) The Borrower has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement, the Note, the Security Documents and any other agreements referred to herein or related to the Advances.


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          (b) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority, bureau or agency which are required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Note and any other agreements referred to herein have been duly obtained and are in full force and effect.

          (c) The execution, delivery and performance of this Agreement, the Note, the Security Documents and any other agreement referred to herein will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any provision of any existing law or regulation or of any order or decree of any court or governmental authority, bureau or agency or of the Articles of Incorporation or By-laws of the Borrower or of any mortgage, indenture, contract or other agreement to which the Borrower is a party or which purports to be binding upon it or upon any of its properties or assets, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets, except in favor of the Lender.

     3.04. LITIGATION. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the business operations, properties, assets or condition (financial or otherwise) of the Borrower. The Borrower is not in default with respect to any order of any court, arbitrator or governmental body arising out of any action, suit or proceeding under any statute or other law.

     3.05. NO DEFAULT. The Borrower is not a party to any agreement or instrument or subject to any restriction adversely affecting its business, properties or assets, operations or conditions, financial or otherwise. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which its assets may be bound, and no Default or Event of Default as hereinafter specified has occurred and is continuing hereunder.

     3.06. PROPERTIES. The Borrower has good title to, or valid leasehold interests in, all of its properties and assets, real and personal, free and clear of all mortgages, liens and encumbrances, except for the Permitted Encumbrances.

     3.07. CAPITALIZATION. EXHIBIT E attached hereto correctly describes the authorized capital stock of the Borrower, and correctly sets forth the name of each stockholder of the Borrower and the number of shares owned by each such stockholder for each class of stock of the Borrower.


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     3.08. TAXES. The Borrower has filed or caused to be filed all tax returns required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it, and no tax liens have been filed and no claims are being asserted, or proposed or threatened to be asserted, with respect to any taxes which are not reflected in the financial statements referred to in Section 3.01 hereof, and the Borrower is currently providing adequate reserves for all current taxes.

     3.09. NO PENDING INSOLVENCY. Any funds advanced to the Borrower under this Agreement do not and will not render the Borrower insolvent; the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it, and none of such properties and assets owned by the Borrower is subject to any mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, except for the Permitted Encumbrances.

     3.10. STATEMENTS. No statement of fact made by or on behalf of the Borrower in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender which materially affects adversely nor as far as the Borrower can foresee, will materially affect adversely the property, business, prospects or condition (financial or otherwise) of the Borrower.

     3.11. LEGALLY ENFORCEABLE AGREEMENT. This Agreement, the Note, the Security Documents and any other documents executed by the Borrower in connection with the Advances, are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and except as certain remedies thereunder may be subject to equitable principles.

     3.12. REGULATION U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and will not use the proceeds of the Advances so as to violate Regulation U as it may be amended or interpreted from time to time by the Board of Governors of the Federal Reserve System.


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     3.13. PATENTS, ETC. The Borrower possesses all franchises, patents, patent applications, patent licenses, copyrights, trademarks, service marks, tradenames, licenses and permits, and rights in respect of the foregoing, necessary for the conduct of its business substantially as now conducted without any known conflict with any rights of others.

     3.14. BROKERAGE COMMISSIONS. The making of the Advances or the Lender's acquisition of the Note or any of the Security Documents will not subject the Lender to any claim for a brokerage commission.

                        IV. CONDITIONS OF MAKING ADVANCES
                        ---------------------------------

     The obligation of the Lender to make the Advances hereunder is subject to the following conditions precedent:

     4.01. REPRESENTATIONS. The representations and warranties set forth in
Article III hereof shall be true and correct on and as of the date hereof and the date each Advance is made.

     4.02. CERTIFICATION. The Borrower shall have executed and delivered to the Lender, upon the execution of this Agreement, the following: (a) A certificate of the Secretary of the Borrower certifying to the incumbency of the officers of the Borrower and the votes of the Borrower's Board of Directors authorizing the execution and delivery of this Agreement, the Note, the Security Documents and any other documents related to the Advances, and (b) such other supporting documents as the Lender may reasonably request.

     4.03. GOOD STANDING. The Lender shall have received for the Borrower, upon the execution of this Agreement, Certificates of Good Standing from the New York Secretary of State and Division of Taxation.

     4.04. LEGAL MATTERS. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

     4.05. NO DEFAULT. No Default or Event of Default shall have occurred.

     4.06. COMMITMENT LETTER. There shall be compliance with all terms of the commitment letter of the Lender to the Borrower dated October 18, 1996, as amended.

                            V. AFFIRMATIVE COVENANTS
                            ------------------------



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     The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, the Note and any other Indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, the Borrower will:

     5.01. MAINTENANCE OF PROPERTIES; INSURANCE. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its rights, licenses, permits and franchises and comply with all laws and regulations applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and maintain insurance in accordance with the requirements of the Security Documents.

          (b) Comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction over the property which is the subject of the Security Documents.

     5.02. PAYMENT OF OBLIGATIONS AND TAXES. Pay and discharge or cause to be paid and discharged all of its obligations and liabilities and all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made within ten (10) days after entry of final judgment and before any of its property shall be seized or sold in satisfaction thereof.

     5.03. LEGAL PROCEEDINGS. Give prompt written notice to the Lender of any proceedings instituted against it in any Federal or state court or before any commission or other regulatory body, Federal, state or local, which, if adversely determined, would have an adverse effect upon its business, operations, properties, assets, or condition, financial or otherwise.


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     5.04. BOOKS, RECORDS AND REPORTS. At all times keep proper books of record and accounts in which full, true and correct entries will be made of its transactions in accordance with GAAP and in a manner satisfactory to the Lender. The Borrower hereby authorizes the Lender to make or cause to be made, at the Borrower's expense and in such reasonable manner and at such reasonable times as the Lender may require inspections and audits of any books, records and papers in the custody or control of the Borrower or others, relating to the Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom.

     5.05. FINANCIAL STATEMENTS. Furnish to the Lender:

          (a) Within one hundred twenty (120) days of the end of each fiscal year, consolidated audited balance sheets and statements of profit and loss and retained earnings and cash flows, each prepared in accordance with GAAP, consistently applied, in reasonable detail and certified without qualification by independent certified public accountants selected by it and acceptable to the Lender, the form of certification to be also satisfactory to the Lender, showing its financial condition at the close of such fiscal year, and the results of operations during such year.

          (b) Within forty-five (45) days after the end of each quarter in each such fiscal year, consolidated balance sheets and statements of profit and loss and retained earnings, each prepared in reasonable detail in accordance with GAAP, consistently applied, and consistent in format with the financial statements furnished under the preceding subparagraph (a), certified by the President or Chief Financial Officer of the Borrower and of each of the Subsidiaries as fairly representing the consolidated financial position of the Borrower and each of the Subsidiaries, such balance sheets to be as of the close of such quarter and such other statements to be for the period from the beginning of the then current fiscal year to the end of such quarter in each case subject to audit and year-end adjustments.

          (c) Within twenty (20) days after the end of each month during the term of this Agreement, an aged analysis of all outstanding Receivables in form and substance satisfactory to the Lender.

          (d) Within twenty (20) days after the end of each month during the term of this Agreement, a listing of the Contracts in Progress in form and substance satisfactory to the Lender.

          (e) Within twenty (20) days after the end of each month during the term of this Agreement, a borrowing base certificate in form and substance satisfactory to the Lender.

          (f) Within thirty (30) days of the prior year's anniversary of receipt, the


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personal financial statement of Burchett, in form and substance satisfactory to the Lender.

          (g) Promptly, from time to time, such other information regarding its operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

     5.06 ADVERSE CHANGES. Promptly advise the Lender of (a) all litigation and proceedings affecting the Borrower in which the amount involved is Twenty-Five Thousand Dollars ($25,000.00) or more and is not covered by insurance; (b) any material adverse change in its condition, financial or otherwise, or (c) any Default described in Article VI hereof or of the occurrence of any event which upon notice or lapse of time or both would constitute such an Event of Default.

     5.07. ACCOUNTING. Maintain a standard system of accounting in accordance with GAAP.

     5.08. DEPOSITORY/CASH MANAGEMENT ACCOUNT. Use the Lender as the principal bank of account of the Borrower's funds. Further, establish a cash management (target balance) account with the Lender.

     5.09. ADDITIONAL INSTRUMENTS. Promptly execute and deliver or cause to be executed and delivered to the Lender all such additional and/or supplemental other instruments and documents from time to time as the Lender deems necessary or appropriate for the performance of the Borrower's obligations under this Agreement, so long as such additional instruments do not create any additional liabilities or obligations of the Borrower.

     5.10. SUBORDINATION OF DEBT. Subordinate all officer and shareholder debt to each Advance, pledge all such debt to the Lender as security for the Advances and not make any payments on account of such debt without the prior written consent of the Lender.

     5.11. FINANCIAL COVENANTS. Maintain (i) maximum debt to worth ratio, as that ratio is determined by the Lender, of 3.0xl.0 as of December 31, 1996 and thereafter for the term of this Agreement, which ratio shall be tested annually as of the Borrower's fiscal year-end, (ii) minimum debt service coverage ratio, as that ratio is determined by the Lender, of 1.25xl.0 as of December 31, 1996 and thereafter for the term of this Agreement, which ratio shall be tested quarterly on a rolling four-quarters basis, (iii) maximum down-streaming from the Borrower to any or all of the Subsidiaries of no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate, which amount shall be tested annually at the Borrower's fiscal year-end.


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                             VI. NEGATIVE COVENANTS
                             ----------------------

     The Borrower covenants and agrees that, until payment in full of the principal of, and interest on, the Note and any other Indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, it will not, directly or indirectly:

     6.01. INDEBTEDNESS. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, liability or lease commitment, except upon such terms and conditions as may be mutually agreed upon in advance by the Borrower and the Lender and except:

          (a) Indebtedness under this Agreement and/or any of the Security Documents and/or evidenced by the Note;

          (b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent the Borrower has set aside on its books adequate reserves therefor;

          (c) Indebtedness described in the financial statements and existing on the date hereof; provided that such Indebtedness is paid in accordance with its stated terms without renewal, extension or modification;

          (d) Other Indebtedness in the aggregate not in excess of Twenty-Five Thousand Dollars ($25,000.00).

     6.02. LIENS. Create, incur, make, assume or suffer to exist any assignment, mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever on any of its property or assets, now or hereafter owned, other than in favor of the Lender or other than:

          (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which there shall have been set aside on its books adequate reserves or other provisions made in accordance with GAAP;

          (b) liens securing the Note;

          (c) the Permitted Encumbrances;

          (d) liens imposed by law, such as carriers', warehousemen's and mechanics' liens, bankers' set off rights and other similar liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with GAAP;

          (e) liens arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (f) liens incurred as purchase money liens or other liens of a conditional vendor or refundings thereof on property acquired or held by the Borrower to secure the purchase price of such property; provided that the liens permitted by this clause (f) shall at all times be confined solely to the property so purchased and shall secure Indebtedness which does not exceed the lower of the fair market value on the date of purchase or the cost of the property so purchased and that any such obligations shall not otherwise be prohibited by the terms of this Agreement;

          (g) liens arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;

          (h) liens securing Indebtedness in the aggregate not in excess of Twenty-Five Thousand Dollars ($25,000.00).

     6.03. FUNDAMENTAL CHANGES. Dissolve, liquidate, consolidate with, or merge with, or otherwise acquire all or substantially all of the assets or properties of, any other corporation, or make any substantial change in its executive management, or permit any change in its ownership, or engage, directly or indirectly, in any business substantially different from the business now being conducted.

     6.04. DIVIDENDS. Declare or pay any dividends, or make any distribution of cash or property, or both, to holders of shares of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire for consideration, any shares of its capital stock, of any class.

     6.05. ACCELERATION OF OTHER INDEBTEDNESS. Accelerate the maturity of any Indebtedness now or hereafter outstanding to any other bank, supplier, or other third party, or repay the same otherwise than in accordance with its regular amortization.

     6.06. TRANSFER OF INTERESTS. Permit the direct or indirect transfer of any interest in the Borrower by any of its present shareholders or the direct or indirect dilution of the percentage interest in the Borrower currently held by any present shareholder without the prior written consent of the Lender.

                           VII. DEFAULTS AND REMEDIES
                           --------------------------

     7.01. EVENTS OF DEFAULT. The following shall constitute Events of Default:

            (a) any representation or warranty made herein, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect on or as of the date made or deemed made;

            (b) default in the payment of any installment of the principal of, or fees or interest on, the Note after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

             (c) default, after the expiration of any applicable grace periods, in the payment of any installment of the principal of, or fees or interest on, any other Indebtedness of the Borrower to the Lender after the date when the same shall become due and payable;

             (d) default in the due observance or performance of any covenant, condition or agreement contained in Articles III, IV, V or VI hereof, in the Note (other than payment) or in the Security Documents, and the continuance of such default for a period of five (5) business days after the date of notification from Lender to borrower in writing that such performance or observance was due;

             (e) default in the due observance or performance of any other covenant, condition or agreement, on the part of the Borrower to be observed or performed pursuant to the terms hereof, and the continuance of such default for a period of five (5) business days after the date of notification from Lender to borrower in writing that such performance or observance was due;

             (f) default, after the expiration of any applicable grace periods, in the due observance or performance of any covenant, promise or provision contained in any other agreement of the Borrower in favor of the Lender, including without limitation, any other loan agreement, mortgage deed or security document;

             (g) default with respect to any evidence of Indebtedness of the Borrower (other than the Note), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of the Borrower is not paid, when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise;

            (h) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its property, (ii) admit in writing inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing;

            (i) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, provided, however, with respect to such involuntary proceedings, the Borrower shall have thirty (30) days from the date of such order, judgment or decree to discharge the same;

            (j) final judgment for the payment of money in excess of an aggregate of Ten Thousand Dollars ($10,000.00) shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

            (k) the occurrence of any attachment of any deposits or other property of the Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower in an amount exceeding Ten Thousand Dollars ($10,000.00) which shall not be discharged within thirty (30) days of the date of such attachment;

            (1) any Event of Default shall occur and be continuing under the Guaranty;

            (m) loss, theft, damage or destruction of any material portion of the Collateral for which there is either no insurance coverage or for which, in the opinion of the Lender, there is insufficient insurance coverage;

            (n) the occurrence of any adverse change described in Section 5.06 hereof; or

            (o) the Security Documents shall at any time after their execution and delivery and for any reason cease (i) to create a valid and perfected mortgage and/or security interest in and to the property purported to be the subject thereof and/or in the priority agreed to by the parties thereto; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Security Documents.

     7.02. ACCELERATION. Upon the occurrence of any such Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, declare the entire principal amount of the Note, and any and all other Indebtedness of the Borrower to the Lender, forthwith to be due and payable, whereupon the Note and/or such other Indebtedness shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such Indebtedness to the contrary notwithstanding and any obligation of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     7.03. SET-OFF. The Borrower hereby grants to the Lender the right at any time after the occurrence of an Event of Default to set off or otherwise apply by the Lender against the payment of all amounts owing in respect to this Agreement or of any other liabilities, Obligations and Indebtedness of the Borrower, or any part thereof, whether or not due, in such order as it shall determine, all tangible and intangible personal property, credits, accounts, claims and balances of whatever nature of the Borrower at any time in the possession or control of or owing by the Lender or its agents (remittances and property to be deemed in possession of the Lender as soon as put in transit to
it) including, without limitation, any balances on deposit in any account of the Borrower.

     7.04. OTHER REMEDIES. The Lender may look to, utilize, and realize upon any item or portion of any security held by it hereunder or under the Security Documents, or other instrument securing the Advances or any other Indebtedness, liabilities, or Obligations of the Borrower to the Lender, whether now existing or hereafter contracted or acquired, in any order it may elect without obligation to equalize the burden between or among the separate items of security or portions thereof or between or among the owners thereof, or to marshal the same in any way, and the Lender may apply any proceeds of any security in such order as it shall determine, and after all Indebtedness, liabilities, and Obligations now or hereafter of the Borrower to the Lender have been paid in full, the Lender shall account for any security then remaining or any surplus proceeds of any security then remaining to the owner of such security.

                               VIII. MISCELLANEOUS
                               -------------------

     8.01. SURVIVAL OF REPRESENTATIONS. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Advances, the execution and delivery to the Lender of the Note and the Security Documents, and shall continue in full force and effect so long as the Note and any other Indebtedness of the Borrower to the Lender is outstanding and unpaid.

     8.02. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or in behalf of the Borrower shall inure to the benefit of the respective successors and assigns of the Lender, provided that the Borrower may not transfer or assign any of its respective rights hereunder without the prior written consent of the Lender.

     8.03. LENDER'S EXPENSES/FEES/ANNUAL RENEWAL FEES. The Borrower will reimburse the Lender upon demand for all out-of-pocket costs, charges and expenses of the Lender (including reasonable fees and disbursements of counsel to the Lender) in connection with (i) the preparation, execution and delivery of this Agreement, the Note, the Security Documents and any other agreements hereunder, (ii) any amendments, modifications, consents, or waivers in respect thereof, (iii any enforcement thereof and (iv) any enforcement of the Lender's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing the Note and/or this Agreement. Further, pursuant to this Section and simultaneous with the execution hereof, Borrower shall tender Lender in cash or certified funds One Thousand Dollars ($1,000.00) pursuant to the terms of the commitment letter between the Borrower and Lender, and an annual renewal fee on January 1st of each year during the term hereof of Two Hundred Fifty Dollars ($250.00).

     8.04. GOVERNING LAW. This Agreement, the Note and the Security Documents (unless otherwise specified therein) shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of Rhode Island.

     8.05. NO WAIVER. No modification or waiver of any provision of this Agreement or the Note nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on, the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor delay on the part of the Lender in exercising any right, power or privilege hereunder, or under the Note, or any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

     8.06. CAPTIONS. The captions and other headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

     8.07. NOTICES. All communications provided for hereunder shall be in writing, sent by U.S. Mail, postage prepaid, to the respective parties at the addresses set forth below:

              If to the Lender:     Fleet National Bank
                                    111 Westminster Street
                                    Providence, Rhode Island 02903
                                    Attention: Anthony A. Botelho,
                                      Vice President

               With a copy to:      William J. Delaney, Esquire
                                    Roberts, Carroll, Feldstein &
                                      Peirce Incorporated
                                    10 Weybosset Street
                                    Providence, Rhode Island 02903

               If to the Borrower:  Hanover Capital Partners, Ltd.
                                    90 West Street
                                    New York, New York 10006
                                    Attention: John A. Burchett,
                                      President

             With a copy to:        Charles A. Wry, Jr., Esq.
                                    Morse Barnes-Brown &
                                    Pendleton, P.C.
                                    Reservoir Place
                                    1601 Trapelo Road
                                    Waltham, MA 02154

Each party by notice duly given in accordance herewith may specify a different address for the purposes hereof.

     8.08. MAXIMUM PAYMENTS. Notwithstanding any other terms or conditions hereof, in no event shall the amount paid or agreed to be paid to the Lender hereunder exceed the maximum permissible under applicable law. If, for any reason, fulfillment of any obligation of Borrower shall involve the exceeding of such maximum, then such obligation, automatically and without action or notice by Lender, shall be reduced to such maximum valid amount and any amount received by Lender in excess thereof shall be applied to the reduction of principal outstanding and not to interest.

     8.09. JURISDICTION. The Borrower, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of Rhode Island and the United States District Court for the District of Rhode Island as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     8.10. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     8.11. GENDER. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

     8.12. ARM'S-LENGTH TRANSACTION. The Borrower recognizes, stipulates and agrees that the Lender's actions and relationships with the parties hereto, including, but not limited to, those relationships created or referenced by or in this Agreement, the Note and the Security Documents, have been and constitute arm's-length commercial transactions and that such actions and relationships shall at all times in the future continue to constitute arm's-length commercial transactions and that the Lender or the Lender's attorneys shall not at any time act, be obligated to act, or otherwise be construed or interpreted as acting as or being the agent, attorney, partner, employee or fiduciary of any such parties.

     8.13. NEGOTIATIONS. The Borrower stipulates and agrees that neither the Lender nor any other party has exerted or attempted to induce, through threats or otherwise, the execution or delivery of this Agreement, the Note or the Security Documents. Without in any way limiting the foregoing, the Borrower stipulates and agrees that at all times during the course of the negotiations surrounding the execution and delivery of this Agreement, the Note and the Security Documents, it has, to the extent deemed necessary or advisable in its sole discretion, been advised and assisted by competent counsel of its own choosing, that counsel has been present and actively participated in the negotiations surrounding this Agreement, the Note and the Security Documents, and that it has been fully advised by counsel of its choosing of the effect of each term, condition, provision and stipulation contained herein and therein.

     8.14. NO OFFER. Neither the negotiations to date nor the preparation of this Agreement, the Note or the Security Documents shall be deemed an offer by any of the parties to the other. No such instrument, document or agreement shall be deemed binding on any party until such party has executed and delivered the same in writing.

     8.15. AGREEMENTS RELATING TO CONSIDERATION. The Borrower hereby acknowledges and agrees that the covenants and agreements of the Lender under this Agreement constitute full and fair consideration for the obligations, covenants and agreements of the Borrower under this Agreement and that, by virtue of such consideration, the Borrower has received reasonably equivalent value in exchange for the covenants and agreements hereunder and thereunder.

     8.16. NO JOINT VENTURE. Notwithstanding anything to the contrary contained herein, in the Note and/or in the Security Documents, the Lender, by entering into this Agreement with the Borrower, will not be deemed a partner or joint venturer with the Borrower and the Borrower agrees to hold the Lender harmless from any damages and expenses resulting from such construction of the relationship of the parties or any exertion thereof.

     8.17. INTEGRATION. This Agreement and the Security Documents contain the entire agreement between the parties relating to the subject matter hereof and thereof and supercede all oral statements and prior writings with respect thereto.

     8.18. JURY WAIVER. Each party to this Agreement hereby expressly WAIVES ANY RIGHT TO TRIAL BY JURY of any claim, demand, action or cause of action (a) arising under this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, (b) in any way connected with or incidental to the dealings of the parties hereto or any of them with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether sounding in contract or tort or otherwise; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed all as of the day and year first above written.

WITNESS:                       Hanover Capital Partners, Ltd.

/s/ ?????????????              By: /s/ John A. Burchett
----------------------------       ------------------------------
                                   Title President


                               Fleet National Bank


                               By: /s/ Anthony A. Botelho
                                   ------------------------------
                                   Anthony A. Botelho
                                   Vice President

                               SECURITY AGREEMENT
                               ------------------

     THIS SECURITY AGREEMENT ("Agreement"), dated as of December 10th, 1996 ("Date of Agreement"), is entered into by and between FLEET NATIONAL BANK, a national banking association ("Secured Party"), the office of which is located at 111 Westminster Street, Providence, Rhode Island 02903 ("Secured Perry's Address") , and HANOVER CAPITAL PARTNERS, LTD. ("Debtor"), with an office located at 90 West Street, New York, New York 10066 ("Debtor's Address").

     In consideration of any loans made or to be made by Secured Party to Debtor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      DEFINITIONS
        -----------

        1.1         "Collateral" means:

                    1.1 (a) Receivables, Inventory and Equipment (all as hereinafter defined);

                    1.1(b) All ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the other Collateral;

                    1.1(c) All instruments, documents, securities, cash, property and the proceeds of any of the foregoing, now owned or hereafter acquired by Debtor or in which Debtor now has or may hereafter acquire an interest, which now or hereafter are at any time in possession or control of Secured Party or in transit by mail or carrier to or from Secured Party or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same; and

                    1.1(d) Any and all municipal, state or federal licenses and permits on which Debtor now is or may hereafter be named or in which Debtor now has or may hereafter have an interest.

                    1.2 "Equipment" means all machinery and equipment and furniture and fixtures of Debtor including automotive equipment now owned or hereafter acquired by Debtor, and used or acquired for use in the business of Debtor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor; all cash and non-cash proceeds.

                    1.3 "Event of Default" means the occurrence of an Event of Default under this Agreement, a loan agreement of even date herewith between Debtor and the Secured Party, as the same may be amended and/or restated from time to time ("Loan Agreement") and all of those documents executed in connection therewith (collectively, the "Documents").

                    1.4 "Inventory" means all goods, merchandise and other personal property now owned or hereafter acquired by Debtor which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in Debtor's business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; all cash or non-cash proceeds of all of the foregoing, including insurance proceeds.

                    1.5 "Obligations" means all indebtedness, obligations and liabilities of Debtor to Secured Party of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account including, without limitation, those referenced in the Loan Agreement and/or the Documents, all loans (including any loan by renewal, modification or extension), all indebtedness, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from Debtor to others which Secured Party may have obtained by purchase, negotiation, discount, assignment or otherwise, and all interest, taxes, fees, charges, expenses and attorneys' fees chargeable to Debtor or incurred by Secured Party under this Agreement, or any other document or instrument delivered in connection herewith.

                    1.6 "Receivables" means all accounts, contract rights (excluding non-assignable governmental contracts arising in connection with the business of Debtor), instruments, documents, chattel paper, general intangibles (including, without limitation, choses in action, tax refunds, insurance proceeds and the name and any trade names of Debtor); any other obligations or indebtedness owed to Debtor from whatever source arising; all rights of Debtor to receive any payments in money or kind; all guarantees of Receivables and security therefor; all cash or non-cash proceeds of all of the foregoing; all of the right, title and interest of Debtor in and with respect to the goods, services or other property which gave rise to or which secure any of the

Receivables and insurance policies and proceeds relating thereto, and all of the rights of Debtor as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale, and all of the foregoing, whether now existing or hereafter created or acquired.

     To the extent not defined in this Section 1, unless the context otherwise requires, all other terms contained in this Agreement shall have the meanings attributed to them by Article 9 of the Uniform Commercial Code in force in the State of Rhode Island on the Date of Agreement, to the extent the same are used or defined therein.

     2.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Debtor represents and warrants to Secured Party, and such representations and warranties shall survive and shall be deemed to be continuing representations and warranties so long as any Obligations shall remain outstanding, as follows:

          2.1 Debtor is in good standing and is duly qualified under the laws of those jurisdictions where the conduct of its business or the ownership of its properties requires qualification; Debtor has the power and authority to own the Collateral, to enter into and perform this Agreement and any other document or instrument delivered in connection herewith and to incur the Obligations.

          2.2 Debtor utilizes no trade names in the conduct of its business, except as set forth in Section 10 of this Agreement; has not acquired any business, or changed the location of its chief place of business or main office or the location of its records with respect to Receivables or the location of any returns of the Inventory; or changed the location of any of the Inventory; or changed the location of the Equipment; except as set forth in Section 10 hereof.

          2.3 The execution and performance of this Agreement and any other document or instrument delivered in connection herewith will not result in the creation or imposition of any lien or encumbrance upon any of the Collateral (immediately, with the passage of time, or with the giving of notice and the passage of time), except in favor of Secured Party pursuant hereto.

          2.4 This Agreement and any document or instrument delivered in connection herewith and the transactions contemplated hereby or thereby have been duly authorized, and/or executed and delivered, as appropriate; and this Agreement and such other documents and instruments constitute valid and legally binding obligations of Debtor and are enforceable against Debtor in accordance with their respective terms.

          2.5 Debtor is the owner of the Collateral free and clear of all security interests, encumbrances or liens, except liens which arise by operation of law with respect to obligations of Debtor which are not yet due and payable and except as may be specifically set forth in Section 10 hereof; and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming an interest therein.

          2.6 Debtor has filed all federal, state and local tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments and other governmental charges.

          2.7 No representation, warranty or statement by Debtor contained herein or in any certificate or other document furnished or to be furnished by Debtor pursuant hereto contains or at the time of delivery shall contain any untrue statement of material fact, or omits, or shall omit at the time of delivery, to state a material fact necessary to make it not misleading.

     3.   FURTHER SPECIFIC REPRESENTATIONS, WARRANTIES AND COVENANTS
          ----------------------------------------------------------

          Debtor hereby further represents and warrants to and covenants with Secured Party, as follows:

          3.1  With respect to Inventory:

                    3.1.1 All Inventory is in possession of Debtor at Debtor's Address and/or all of Debtor's job sites, either existing or hereafter arising, and all records of Debtor pertaining thereto are kept at Debtor's Address, except as set forth in Section 10 hereof, and Debtor shall notify Secured Party in writing no later than thirty (30) days prior to any change of any location where the Inventory is or may be kept.

                    3.1.2 Debtor shall not sell, lease or otherwise transfer any interest in the Inventory except that Debtor may, until an Event of Default occurs, hold, process, sell, use or consume Inventory in the ordinary course of Debtor's business, excluding, however, any sale or transfer made in partial or total satisfaction of a debt.

                    3.1.3 Debtor shall keep current stock, cost and sales records of the Inventory, accurately itemizing and describing the types and quantities of Inventory, and the cost and selling price thereof and all books, records and documents relating to the Inventory are and will be genuine, complete and correct.

                    3.1.4 None of the Inventory is, or at any time or times hereafter will be, stored with a bailee (including, without limitation, a public warehouseman) without the prior written consent of Secured Party.

                    3.1.5 Debtor shall, at Secured Party's request, deliver to Secured Party any and all evidence of ownership of, certificates of title to, or other documents evidencing any interest in any and all of the Inventory.

          3.2 With respect to Equipment:

                    3.2.1 The Equipment is in the possession of Debtor at Debtor's Address or at the location(s) set forth in Section 10 hereof and that said location(s), if not owned by Debtor, are leased by Debtor as set forth in
Section 10; if Equipment is or shall be affixed to any real estate, including any buildings owned or leased by Debtor or used by Debtor in the operation of its business, Debtor shall provide Secured Party with disclaimers and waivers necessary to make the security interest in the Equipment valid against Debtor and other persons holding an interest in such real estate.

                    3.2.2 Debtor shall keep and maintain all Equipment in good operating condition and repair, make all necessary repairs thereto and replacement of parts thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved; and Debtor shall keep complete and accurate books and records with respect to the Equipment, including maintenance records.

                    3.2.3 Debtor shall not, without the prior written consent of Secured Party, sell, offer to sell, lease or in any other manner dispose of any Equipment in excess of Ten Thousand Dollars ($10,000.00).

                    3.2.4 Debtor shall notify Secured Party in writing no later than thirty (30) days prior to any change of any location where the Equipment is or may be kept.

                    3.2.5 Debtor owns no motor vehicle except as disclosed in
Section 10 and each such motor vehicle is registered in the jurisdiction in which it is required to be registered.

          3.3  With respect to Receivables:

                    3.3.1 The location of the Debtor's main office where the person directly responsible for the Receivables ("Main Office") may be found is Debtor's Address. Debtor has no other places of business except as set forth in
Section 10 hereof. All records pertaining to the Receivables (including computer records) and all returns of Inventory are kept at Debtor's Address, except as set forth in Section 10 hereof; and Debtor will notify Secured Party, no later than thirty (30) days prior to any change in address of the Main Office or chief place of business of Debtor or of the change of the location where records pertaining to Receivables or returns of Inventory are kept.

                    3.3.2 All books, records and documents relating to any of the Receivables (including computer records) are and will be genuine and in all respects what they purport to be and the amount of each of the Receivables shown on the books and records of Debtor is and will be the correct amount actually owing or to be owing at maturity of such of the Receivables.

                    3.3.3 Until Secured Party directs otherwise, Debtor shall collect the Receivables, subject to the direction and control of Secured Party at all times. Any proceeds of Receivables collected by Debtor shall not be commingled with other funds of Debtor and shall, upon the request of Secured Party, be immediately delivered to Secured Party in the form received, except for necessary endorsements to permit collection; Secured Party may, in its sole discretion, allow Debtor to use such funds to such extent and for such periods, if any, as Secured Party elects.

                    3.3.4 Debtor shall notify Secured Party if any Receivables arise out of contracts with the United States or any department, agency or instrumentality thereof, and Debtor shall execute any instruments and take any steps to perfect the assignment of the rights of Debtor to Secured Party as required under the Federal Assignment of Claims Act or any similar act or regulation.

                    3.3.5 Debtor shall provide Secured Party, at its request, from time to time with: confirmatory assignment schedules; copies of all invoices relating to the Receivables, evidence of shipment or delivery of Inventory; and such further information and/or schedules as Secured Party may reasonably require, all in a form satisfactory to Secured Party.

     4.   GRANT OF SECURITY INTEREST
          --------------------------

          To secure the payment and performance of the Obligations, Debtor hereby pledges, assigns and transfers to Secured Party, and grants to Secured Party, a valid first lien of record and a first continuing security interest in and to all of the Collateral.

     5.   GENERAL COVENANTS
          -----------------

          Debtor covenants and agrees that so long as any Obligations remain outstanding Debtor shall:

          5.1 Not mortgage, pledge, grant or permit to exist a security interest in, or lien or encumbrance upon, any of the collateral except in favor of Secured Party;

          5.2 Permit Secured Party, through its authorized attorneys, accountants and representatives, to inspect and examine the Collateral and the books, accounts, records, ledgers and assets of every kind and description of Debtor with respect thereto at all reasonable times;

          5.3 Promptly notify Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default under this Agreement, and promptly inform Secured Party of any events or change in the financial condition of Debtor occurring since the date of the last financial statements of Debtor delivered to Secured Party, which individually or cumulatively when viewed in light of prior financial statements, may result in a material adverse change in the financial condition of Debtor;

          5.4 Remain in good standing in the jurisdiction qualified to do business and in those jurisdictions where Debtor is required to be qualified;

          5.5 If Debtor shall now or hereafter maintain an employee benefit plan covered by Section 4021(a) of the Employee Retirement Income Security Act of 1974 (hereinafter referred to as "ERISA") relating to plan termination insurance, promptly: (a) notify Secured Party of the filing of notice with the Pension Benefit Guaranty Corporation (hereinafter referred to as the "PBGC") pursuant to Section 4041 of ERISA that the plan is to be terminated; and (b) notify Secured Party of the institution of proceedings by the PBGC under Section 4042 of ERISA;

          5.6 Pay or deposit promptly when due all sales, use, excise, personal property, income, withholding, corporate, franchise and other taxes, assessments and governmental charges upon or relating to its ownership or use of any of the Collateral and submit to Secured Party proof satisfactory to Secured Party that such payments and/or deposits have been made;

          5.7 At any time and from time to time upon request of Secured Party, execute and deliver to Secured Party, in form and substance satisfactory to Secured Party, such documents as Secured Party shall deem reasonably necessary or reasonably desirable to perfect or maintain perfected the security interest of Secured Party in the Collateral or which may be necessary to comply with the provisions of the law of the State of Rhode Island or the law of any other jurisdiction in which Debtor may then be conducting business or in which any of the Collateral may be located; and

          5.8 Maintain casualty insurance coverage on the Collateral in such amounts and of such types as may be reasonably requested by Secured Party, and in any event, as are ordinarily carried by similar businesses; and, in the case of all policies insuring property in which Secured Party shall have a security interest of any kind whatsoever, all such insurance policies shall provide that the proceeds thereof shall be payable to Debtor and Secured Party, as their respective interests may appear. Debtor has a right of free choice of agent and insurer through or by which such insurance is to be placed, subject only to the requirements that insurer be authorized to do business in each state where the Collateral is located and have a licensed resident agent therein and that such insurer's financial condition is reasonably satisfactory to Secured Party. All said policies or certificates thereof, including all endorsements thereof and those required hereunder, shall be deposited with Secured Party; and such policies shall contain provisions that no such insurance may be canceled or decreased without thirty (30) days prior written notice to Secured Party; and, in the event of acquisition of additional insurable Collateral, Debtor shall cause such insurance coverage to be increased or amended in such manner and to such extent as prudent business judgment would dictate. If Debtor shall at any time or times hereafter fail to obtain and/or maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to any such policies, Secured Party may, but shall not be obligated to, obtain and/or cause to be maintained insurance coverage with respect to the Collateral, including, at Secured Party's option, the coverage provided by all or any of the policies of Debtor and pay all or any part of the premium therefor, without waiving any Event of Default by Debtor, and any sums so disbursed by Secured Party shall be additional obligations of Debtor to Secured Party payable on demand. Secured Party shall have the right to settle and compromise any and all claims under any of the policies required to be maintained by Debtor hereunder and Debtor hereby appoints Secured Party as its attorney-in-fact, with power to demand, receive and receipt for all monies payable thereunder, to execute in the name of Debtor or Secured Party or both any proof of loss, notice, draft or other instruments in connection with such policies or any loss thereunder and generally to do and perform any and all acts as Debtor, but for this appointment, might or could perform.

     6.   EVENT OF DEFAULT AND ACCELERATION
          ---------------------------------

          If any Event of Default shall occur hereunder or under the Loan Agreement or the Documents or both, then or at any time thereafter, the Secured Party may, at the Secured Party's sole discretion, declare all Obligations to be due and payable in full, without notice, protest, presentment or demand, all of which are hereby expressly waived by Debtor.

     7.   RIGHTS AND REMEDIES
          -------------------

          Secured Party shall have, by way of example and not of limitation, all of the rights and remedies enumerated herein after the occurrence of an Event of
Default:

          7.1 Secured Party, and any officer or agent of Secured Party is hereby constituted and appointed as true and lawful attorney-in-fact of Debtor with power: (i) to notify or require Debtor to notify any and all account debtors or parties against which Debtor has a claim that the Receivables have been assigned to Secured Party and/or that Secured Party has a security interest therein and that all payments should be made to Secured Party; (ii) to endorse the name of Debtor upon any instruments of payment (including payments made under any policy of insurance) that may come into possession of Secured Party in full or part payment of any amount owing to Secured Party; (iii) to sign and endorse the name of Debtor upon any invoice, freight or express bill, bill of lading, storage or warehouse receipt, drafts against account debtors or other obligors and to sign and endorse the name of Debtor on any assignments, verifications and notices in connection with Receivables, and any instrument or document relating thereto or to rights of Debtor therein; (iv) to notify the post office authorities to change the address for delivery of mail of Debtor to an address designated by Secured Party and to receive, open and dispose of all mail addressed to Debtor;
(v) to send requests for verification to account debtors or other obligors; and
(vi) to sell, assign, sue for, collect or compromise payment of all or any part of the Collateral in the name of Debtor or in its own name, or make any other disposition of Collateral, or any part thereof, which disposition may be for cash, credit or any combination thereof, and Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such price against the Obligations; granting to Secured Party, as the attorney-in-fact of Debtor, full power of substitution and full power to do any and all things necessary to be done in and about the premises as fully and effectually as Debtor might or could do but for this appointment, and hereby ratifying all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Neither Secured Party nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable so long as any Obligations shall remain outstanding.

          7.2 Secured Party shall have the right to enter and/or remain upon the premises of Debtor, without any obligation to pay rent to Debtor or others, or any other place or places where any of the Collateral is located and kept and:
(a) remove Collateral therefrom to the premises of Secured Party or agent of Secured

Party, for such time as Secured Party may desire, in order to maintain, collect, sell and/or liquidate the Collateral; or (b) use such premises, together with materials, supplies, books and records of Debtor, to maintain possession and/or the condition of the Collateral, and to prepare the Collateral for selling, liquidating or collecting. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

          7.3 Secured Party shall have the right to set-off, without notice to Debtor, any and all deposits or other sums at any time or times credited by or due from Secured Party to Debtor, whether in a special account or other account or represented by a certificate of deposit (whether or not matured) which deposits and other sums shall at all times constitute additional security for the Obligations.

          7.4 Secured Party shall have, in addition to any other rights and remedies contained in this Agreement, and any other agreements, guarantees, notes, instruments and documents heretofore, now or at any time or times hereafter executed by Debtor and delivered to Secured Party, all of the rights and remedies of a secured party under the Uniform Commercial Code in force in the State of Rhode Island, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law.

          7.5 Any notice required to be given by Secured Party of a sale or other disposition or other intended action by Secured Party with respect to any of the Collateral, or otherwise, made in accordance with the terms of this Agreement at least five (5) days prior to such proposed action, shall constitute fair and reasonable notice to Debtor of any such action. In the event that any of the Collateral is used in conjunction with any real estate, the sale of the Collateral in conjunction with and as one parcel with any such real estate shall be deemed to be a commercially reasonable manner of sale. The net proceeds realized by Secured Party upon any such sale or other disposition, after deduction of the expenses of retaking, holding, preparing for sale, selling or the like and reasonable attorneys' fees and any other expenses incurred by Secured Party, shall be applied toward satisfaction of the Obligations hereunder. Secured Party shall account to Debtor for any surplus realized upon such sale or other disposition and Debtor shall remain liable for any deficiency. The commencement of any action, legal or equitable, shall not affect the security interest of Secured Party in the Collateral until the Obligations hereunder or any judgment therefor are fully paid.

     8.   GENERAL PROVISIONS
          ------------------

          8.1 The failure of Secured Party at any time or times hereafter to require strict performance by Debtor of any of the provisions, warranties, terms and conditions contained in this Agreement or in any other agreement, guaranty, note, instrument or document now or at any time or times hereafter executed by Debtor and delivered to Secured Party shall not waive, affect or diminish any right of Secured Party at any time or times hereafter to demand strict performance thereof; and, no rights of Secured Party hereunder shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of Secured Party and directed to Debtor specifying such waiver. No waiver by Secured Party of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

          8.2 Any demand or notice required or permitted to be given hereunder shall be deemed effective when deposited in the United States mail, and sent by certified mail, return receipt requested, postage prepaid, addressed to Secured Party at Secured Party's Address or to Debtor at Debtor's Address, as applicable, or to such other address as may be provided by the party to be notified, on five (5) days prior written notice to the other party.

          8.3 This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or on behalf of the parties hereto. The Debtor acknowledges that each of them approves the terms herein, and further acknowledges that they have each executed this Agreement voluntarily, freely and without duress.

          8.4 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

          8.5 In the event Secured Party seeks to take possession of any or all of the Collateral by court process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover with respect thereto.

          8.6 The provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of Secured Party and Debtor, provided, however, Debtor may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Secured Party.

          8.7 This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Rhode Island and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state; and any cause of action arising between the parties, whether under this Agreement or otherwise, shall be brought only in a court having jurisdiction and venue at Secured Party's Address (the term "Secured Party" shall include the Secured Party's successors, endorsees and assigns); DEBTOR CONSENTS TO AND CONFERS PERSONAL JURISDICTION OVER DEBTOR BY SUCH COURT OR COURTS AND AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON DEBTOR BY MAILING A COPY OF THE SUMMONS TO DEBTOR AT DEBTOR'S ADDRESS; AND IN ANY ACTION HEREUNDER DEBTOR WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY.

          8.8 If, prior hereto and/or at any time or times hereafter, Secured Party shall employ counsel in connection with the execution and consummation of the transactions contemplated by this Agreement or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to this Agreement, the Collateral or any other agreement, guaranty, note, instrument or document heretofore, now or at any time or times hereafter executed by Debtor and delivered to Secured Party, or to protect, collect, lease, sell, take possession of or liquidate any of the Collateral, or to attempt to enforce or to enforce any security interest in any of the Collateral, or to enforce any rights of Secured Party hereunder, whether before or after the occurrence of any Event of Default, or to collect any of the Obligations, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall be part of the Obligations, payable on demand and secured by the Collateral.

          8.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

          8.10 Each reference herein to Secured Party shall be deemed to include its successors and assigns, and each reference to Debtor and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural, as the context may require, and shall be deemed to include the legal representatives, successors and assigns of Debtor, all of whom shall be bound by the provisions hereof.

          8.11 The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

     9.   ASSIGNMENT BY SECURED PARTY
          ---------------------------

          Secured Party may, from time to time, without notice to the Debtor, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or the Collateral therefor. In such event, each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations and/or the Collateral shall have the right to enforce this Agreement, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such rights. Secured Party shall have an unimpaired right to enforce this Agreement for its benefit with respect to that portion of the Obligations Secured Party has not sold, assigned, transferred or otherwise disposed of.

     10.  ADDITIONAL INFORMATION
          ----------------------

          Information, if any, required to be set forth herein by paragraphs 2.2, 2.5, 3.1.1, 3.2.1, 3.2.6 and/or 3.3.1 hereof, as applicable, shall be inserted in the following spaces:

          2.2 (Debtor's trade names, prior names, predecessor in merger, businesses acquired and/or other locations):

          2.5 (Debtor's other security interests, encumbrances and liens):

              A. Term Note payable to George Ostendorf in the amount of $42,560.13, due December 31, 1996.

              B. Demand Note payable to ABH-1 in the amount of $94,636.00.

          3.1.1 (Location of Inventory or records with respect thereto, other than at Debtor's Address):
                 100 Metroplex Drive, Suite 301
                 Edison, NJ 08817

         3.2.1 (Address of other places of business of Debtor and of the location of Equipment other than at Debtor's Address and owner and description of all leased premises):
               100 Metroplex Drive, Suite 301
               Edison, NJ 08817

         3.2.6 (Motor Vehicles):

                                     NONE

         3.3.1 (Address of other place(s) of business of Debtor and place(s) where records (including computer records) with respect to Receivables or returns of Inventory are kept other than Debtor's Address):
               100 Metroplex Drive, Suite 301
               Edison, NJ 08817

     IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

WITNESS:                       Hanover Capital Partners, Ltd.

/s/ ?????????????              By: /s/ John A. Burchett
----------------------------      ------------------------------
                                  Its: President


WITNESS:                       Fleet National Bank


/s/ Alisa M. Moretti           By: /s/ Anthony A. Botelho
----------------------------       ------------------------------
                                   Anthony A. Botelho
                                   Its: Vice President

STATE OF NJ
COUNTY OF Middlesex

         In Edison, on the 10th day of December, 1996, before me personally appeared John Burchett, President of Hanover Capital Partners, Ltd., to me known and known by me to be the person executing the foregoing instrument, and he/she acknowledged said instrument by him/her executed to be his/her free act and deed in said capacity and the free act and deed of Hanover Capital Partners, Ltd.

                                                      [STAMP: Kacey C. Grogan
                                                  Notary Public, State of NJ
                                                My Commission Expires 11/22/99]

                                             /s/ Kacey Grogan
                                             ------------------------------
                                             Notary Public
                                             My commission expires: 11/22/99

STATE OF RHODE ISLAND
COUNTY OF PROVIDENCE

     In Providence, on the 10th day of December, 1996, before me personally appeared Anthony A. Botelho, Vice President of Fleet National Bank, to me known and known by me to be the person executing the foregoing instrument, and he acknowledged said instrument by him executed to be his free act and deed in said capacity and the free act and deed of Fleet National Bank.

                                             /s/ Vincenza D. Williams
                                             ------------------------------
                                             Notary Public
                                             My commission expires:
                                                                   --------

                                             [STAMP: Vincenza D. Williams
                                              Notary Public
                                              My Commission Expires
                                              June 26, 1997]